PagerDuty Announces Third Quarter Fiscal 2023 Financial Results

Third quarter revenue increased 31% year over year to $94.2 million
Third quarter GAAP operating loss of $32.5 million, non-GAAP operating income of $3.0 million

SAN FRANCISCO – (BUSINESS WIRE) – December 1, 2022 – PagerDuty, Inc. (NYSE:PD), a leader in digital operations management, today announced financial results for the third quarter of fiscal 2023, ended October 31, 2022.
"PagerDuty delivered another strong quarter, exceeding the high end of both our top and bottom line ranges, with revenue up 31% year on year, and operating margin improving 1,000 basis points to achieve profitability a quarter ahead of expectations," said Jennifer Tejada, Chair and CEO at PagerDuty. "Despite a volatile macroeconomic backdrop, we made significant progress in realizing profitable, durable growth. PagerDuty’s Operations Cloud deploys easily, has a high ROI, and low cost of ownership – more relevant than ever in today’s environment. Our enterprise customers remain focused on minimizing the impact of incidents to protect revenue and deliver great customer experiences while reducing their costs. For them, PagerDuty is essential infrastructure.”

Third Quarter Fiscal 2023 Financial Highlights

•Revenue was $94.2 million, an increase of 31.3% year over year.
•GAAP operating loss was $32.5 million; GAAP operating margin of negative 34.5%.
•Non-GAAP operating income was $3.0 million; non-GAAP operating margin of 3.2%.
•GAAP net loss per share attributable to PagerDuty, Inc. was $0.36; non-GAAP net income per diluted share attributable to PagerDuty, Inc. was $0.04.
•Operating cash flow was $(0.4) million, with free cash flow of $(2.3) million.
•Cash, cash equivalents and current investments were $459.4 million as of October 31, 2022.
The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

Third Quarter and Recent Highlights

•Finished the third quarter with 15,265 total paid customers as of October 31, 2022, compared to 14,486 in the year ago period.
•Reported 710 customers with annual recurring revenue over $100,000 as of October 31, 2022, compared to 543 in the year ago period.
◦Customer wins and expansions in the period included Centene Corporation, Gong, IBM, OSI Systems, PG&E, Samsung, Solera Holding, Vanguard, Worldline, and Zoom.
•Delivered a third quarter dollar-based net retention rate of 123% as of October 31, 2022, compared to 124% in the year ago period.
•Achieved non-GAAP profitability a quarter ahead of previous guidance, expanding non-GAAP operating margin to 3% for the three months ended October 31, 2022, an improvement of 1,000 basis points over the year ago period.
•Reported international revenue of 23% of total revenue for the three months ended October 31, 2022, compared to 24% in the year ago period.
•Released significant capabilities across the PagerDuty Operations Cloud that will help customers save money and drive operational efficiency, including flexible incident workflows, AIOps-powered alert management, and customer-facing status pages.
•Released Process Automation for Amazon Web Services (AWS) to the AWS Marketplace, including prebuilt diagnostic automations for popular AWS products and services.
•Named a leader in Incident Response, AIOps, and Workload Automation by G2.
•Named 2022 AWS Rising Star ISV Partner of the Year for “significant year-over-year growth in business on the AWS Marketplace.”
•Deepened the company’s technical leadership with the appointment of a CIO and CISO.
•Recognized as one of Stevie Awards Employers of the Year for special achievement in workplace health and wellbeing, and best corporate social responsibility strategy.
•Won TrustRadius Tech Cares Award for ongoing commitment to corporate social responsibility.
•Launched PagerDuty Impact Labs to deliver full-spectrum philanthropic support to grantees advancing time-critical health and climate equity outcomes.

Financial Outlook

For the fourth quarter of fiscal 2023, PagerDuty currently expects:

•Total revenue of $98.0 million - $100.0 million, representing a growth rate of 25% - 27% year over year
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. of $0.02 - $0.03 assuming approximately 102 million diluted shares

For the full fiscal year 2023, PagerDuty currently expects:

•Total revenue of $368.0 million - $370.0 million, representing a growth rate of 31% - 31% year over year
•Non-GAAP net loss per share attributable to PagerDuty, Inc. of $0.01 - $0.00 assuming approximately 90 million basic shares and 101 million diluted shares

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net income (loss) per share attributable to PagerDuty, Inc. to GAAP net loss per share attributable to PagerDuty, Inc. because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP net income (loss) per share attributable to PagerDuty, Inc. is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on December 1, 2022. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s LinkedIn account (https://www.linkedin.com/company/482819), Twitter account (twitter.com/pagerduty), the Twitter account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to PagerDuty, Inc., non-GAAP net income (loss) per share attributable to PagerDuty, Inc., and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Stock-based Compensation: PagerDuty utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Taxes Related to Employee Stock Transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Acquired Intangible Assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: PagerDuty views acquisition-related expenses, such as transaction costs, acquisition-related retention payments, and acquisition-related asset impairment, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of Debt Issuance Costs: The imputed interest rate of the Convertible Senior Notes (the "Notes") was approximately 1.93%. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs are amortized as interest expense. The expense for the amortization of the debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Income Tax Effect of Non-GAAP Adjustments: PagerDuty excludes the related income tax effect of the non-GAAP adjustments described above and eliminates the impact of non-recurring and period specific items, which can vary in size and frequency. In particular, PagerDuty believes the consideration of measures that exclude such impacts can assist in the comparison of operational performance in different periods, which may or may not include items such as acquisition related income tax benefits. In the nine months ended October 31, 2022, the balance excludes the impact of non-recurring items for acquisition related income tax benefits. To date, the income tax effect of the non-GAAP adjustments has not been material.

PagerDuty defines non-GAAP operating income (loss) as GAAP loss from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and acquisition-related expenses. PagerDuty defines non-GAAP net income (loss) attributable to PagerDuty, Inc. (which is used in calculating non-GAAP net income (loss) per share attributable to PagerDuty, Inc.) as GAAP net loss attributable to PagerDuty, Inc. excluding amortization of debt issuance costs and debt discount, stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, and the associated tax impact of these items, where applicable. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment to strengthen its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance and outlook and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 17, 2022. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2022 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, our business, operations, revenue results, cash flow, operating expenses, demand for our solutions, sales cycles, customer retention and our customers’ businesses; our ability to achieve and maintain future profitability; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to sustain and manage our growth; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; and general global market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty

PagerDuty, Inc. (NYSE:PD) is a leader in digital operations management. In an always-on world, organizations of all sizes trust PagerDuty to help them deliver a better digital experience to their customers, every time. Teams use PagerDuty to identify issues and opportunities in real time and bring together the right people to fix problems faster and prevent them in the future. Notable customers include Cisco, Genentech, Electronic Arts, Cox Automotive, Shopify, Zoom, DoorDash and more. To learn more and try PagerDuty for free, visit www.pagerduty.com. Follow our blog and connect with us on Twitter, LinkedIn, YouTube and Facebook. We’re also hiring, visit https://www.pagerduty.com/careers/ to learn more.

Investor Relations Contact:
Tony Righetti
investor@pagerduty.com

PagerDuty, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenue	$94,203	$71,760	$269,827	$202,887
Cost of revenue(1)	18,007	12,039	52,090	34,433
Gross profit	76,196	59,721	217,737	168,454
Operating expenses:
Research and development(1)	35,004	24,554	100,307	68,062
Sales and marketing(1)	47,118	40,176	143,001	118,224
General and administrative(1)	26,616	19,808	77,316	56,680
Total operating expenses	108,738	84,538	320,624	242,966
Loss from operations	(32,542)	(24,817)	(102,887)	(74,512)
Interest income	1,382	705	2,760	2,306
Interest expense	(1,360)	(1,350)	(4,072)	(4,045)
Other expense, net	(172)	(729)	(1,326)	(1,931)
Loss before (provision for) benefit from income taxes	(32,692)	(26,191)	(105,525)	(78,182)
(Provision for) benefit from income taxes	(112)	(150)	1,302	(378)
Net loss	$(32,804)	$(26,341)	$(104,223)	$(78,560)
Net loss attributable to redeemable non-controlling interest	(262)	—	(362)	—
Net loss attributable to PagerDuty, Inc.	$(32,542)	$(26,341)	$(103,861)	$(78,560)
Net loss per share, basic and diluted, attributable to PagerDuty, Inc.	$(0.36)	$(0.31)	$(1.18)	$(0.94)
Weighted-average shares used in calculating net loss per share, basic and diluted	89,285	85,092	88,200	83,979
(1) Includes stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cost of revenue	$1,937	$861	$4,948	$2,560
Research and development	10,824	6,183	30,066	16,230
Sales and marketing	8,004	4,606	22,533	12,961
General and administrative	10,679	6,128	28,931	16,115
Total	$31,444	$17,778	$86,478	$47,866

PagerDuty, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of October 31, 2022	As of January 31, 2022

Assets
Current assets:
Cash and cash equivalents	$262,333	$349,785
Investments	197,104	193,571
Accounts receivable, net of allowance for credit losses of $1,515 and $1,809 as of October 31, 2022 and January 31, 2022, respectively	72,628	75,279
Deferred contract costs, current	18,007	16,672
Prepaid expenses and other current assets	13,545	9,777
Total current assets	563,617	645,084
Property and equipment, net	18,339	18,229
Deferred contract costs, non-current	26,968	26,159
Lease right-of-use assets	15,141	20,227
Goodwill	118,862	72,126
Intangible assets, net	40,029	23,133
Other assets	1,054	1,490
Total assets	$784,010	$806,448
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$7,692	$9,505
Accrued expenses and other current liabilities	12,884	13,640
Accrued compensation	34,955	35,327
Deferred revenue, current	175,380	162,881
Lease liabilities, current	6,438	5,637
Total current liabilities	237,349	226,990
Convertible senior notes, net	282,445	281,069
Deferred revenue, non-current	4,335	7,343
Lease liabilities, non-current	14,155	20,912
Other liabilities	3,826	3,159
Total liabilities	542,110	539,473
Redeemable non-controlling interest	1,551	—
Stockholders’ equity:
Common stock	—	—
Additional paid-in-capital	696,169	616,467
Accumulated other comprehensive loss	(3,136)	(669)
Accumulated deficit	(452,684)	(348,823)
Total stockholders’ equity	240,349	266,975
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$784,010	$806,448

PagerDuty, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss attributable to PagerDuty, Inc.	$(32,542)	$(26,341)	$(103,861)	$(78,560)
Net loss attributable to redeemable non-controlling interest	(262)	—	(362)	—
Net loss	(32,804)	(26,341)	(104,223)	(78,560)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,498	2,133	12,778	6,160
Amortization of deferred contract costs	4,922	3,839	14,178	10,651
Amortization of debt issuance costs	461	452	1,376	1,350
Stock-based compensation	31,444	17,778	86,478	47,866
Non-cash lease expense	611	1,122	2,913	3,331
Tax benefit related to release of valuation allowance	—	—	(1,330)	—
Other	(124)	897	1,686	2,592
Changes in operating assets and liabilities:
Accounts receivable	(13,473)	(6,113)	3,048	360
Deferred contract costs	(6,290)	(7,357)	(16,323)	(16,842)
Prepaid expenses and other assets	(1,424)	1,905	(2,934)	(857)
Accounts payable	1,109	2,657	(1,117)	3,836
Accrued expenses and other liabilities	(4,593)	(3,452)	(1,350)	(79)
Accrued compensation	6,034	7,590	(624)	3,760
Deferred revenue	10,181	8,848	8,635	12,878
Lease liabilities	(1,000)	(1,308)	(3,783)	(3,812)
Net cash (used in) provided by operating activities	(448)	2,650	(592)	(7,366)
Cash flows from investing activities
Purchases of property and equipment	(815)	(85)	(3,755)	(1,376)
Capitalization of internal-use software costs	(988)	(784)	(2,725)	(2,701)
Business acquisition, net of cash acquired	—	—	(66,262)	(160)
Asset acquisition	—	—	(1,845)	—
Purchases of available-for-sale investments	(59,842)	(34,505)	(155,310)	(150,608)
Proceeds from maturities of available-for-sale investments	54,425	40,466	149,625	156,616
Proceeds from sales of available-for-sale investments	—	—	—	27,380
Net cash (used in) provided by investing activities	(7,220)	5,092	(80,272)	29,151
Cash flows from financing activities
Investment from redeemable non-controlling interest holder	—	—	1,908	—
Proceeds from employee stock purchase plan	—	—	5,736	4,889
Proceeds from issuance of common stock upon exercise of stock options	1,899	5,087	8,459	12,517
Employee payroll taxes paid related to net share settlement of restricted stock units	(9,864)	(7,616)	(22,187)	(18,619)
Net cash used in financing activities	(7,965)	(2,529)	(6,084)	(1,213)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(365)	—	(504)	—
Net (decrease) increase in cash, cash equivalents, and restricted cash	(15,998)	5,213	(87,452)	20,572
Cash, cash equivalents, and restricted cash at beginning of period	278,331	354,525	349,785	339,166
Cash, cash equivalents, and restricted cash at end of period	$262,333	$359,738	$262,333	$359,738

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$76,196	$59,721	$217,737	$168,454
Plus: Stock-based compensation	1,937	861	4,948	2,560
Plus: Employer taxes related to employee stock transactions	38	22	79	78
Plus: Amortization of acquired intangible assets	1,949	280	5,314	840
Non-GAAP gross profit	$80,120	$60,884	$228,078	$171,932
GAAP gross margin	80.9%	83.2%	80.7%	83.0%
Non-GAAP adjustments	4.2%	1.6%	3.8%	1.7%
Non-GAAP gross margin	85.1%	84.8%	84.5%	84.7%

Reconciliation of operating expenses
GAAP research and development	$35,004	$24,554	$100,307	$68,062
Less: Stock-based compensation	(10,824)	(6,183)	(30,066)	(16,230)
Less: Employer taxes related to employee stock transactions	(202)	(212)	(559)	(618)
Less: Acquisition-related expenses	(738)	(442)	(3,100)	(1,348)
Less: Amortization of acquired intangible assets	(29)	—	(145)	—
Non-GAAP research and development	$23,211	$17,717	$66,437	$49,866

GAAP sales and marketing	$47,118	$40,176	$143,001	$118,224
Less: Stock-based compensation	(8,004)	(4,606)	(22,533)	(12,961)
Less: Employer taxes related to employee stock transactions	(148)	(175)	(468)	(533)
Less: Amortization of acquired intangible assets	(643)	(595)	(1,936)	(1,785)
Non-GAAP sales and marketing	$38,323	$34,800	$118,064	$102,945

GAAP general and administrative	$26,616	$19,808	$77,316	$56,680
Less: Stock-based compensation	(10,679)	(6,128)	(28,931)	(16,115)
Less: Employer taxes related to employee stock transactions	(195)	(286)	(650)	(857)
Less: Acquisition-related expenses	(164)	—	(1,454)	(8)
Less: Amortization of acquired intangible assets	(7)	—	(36)	—
Non-GAAP general and administrative	$15,571	$13,394	$46,245	$39,700

Note: Certain figures may not sum due to rounding.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(32,542)	$(24,817)	$(102,887)	$(74,512)
Plus: Stock-based compensation	31,444	17,778	86,478	47,866
Plus: Employer taxes related to employee stock transactions	583	695	1,756	2,086
Plus: Amortization of acquired intangible assets	2,628	875	7,431	2,625
Plus: Acquisition-related expenses	902	442	4,554	1,356
Non-GAAP operating income (loss)	$3,015	$(5,027)	$(2,668)	$(20,579)
GAAP operating margin	(34.5)%	(34.6)%	(38.1)%	(36.7)%
Non-GAAP adjustments	37.7%	27.6%	37.1%	26.6%
Non-GAAP operating margin	3.2%	(7.0)%	(1.0)%	(10.1)%

Reconciliation of net income (loss)
GAAP net loss attributable to PagerDuty, Inc.	$(32,542)	$(26,341)	$(103,861)	$(78,560)
Plus: Stock-based compensation	31,444	17,778	86,478	47,866
Plus: Employer taxes related to employee stock transactions	583	695	1,756	2,086
Plus: Amortization of debt discount	461	452	1,376	1,350
Plus: Amortization of acquired intangible assets	2,628	875	7,431	2,625
Plus: Acquisition-related expenses	902	442	4,554	1,356
Less: Income tax effect of non-GAAP adjustments	—	—	(1,330)	—
Non-GAAP net income (loss) attributable to PagerDuty, Inc.	$3,476	$(6,099)	$(3,596)	$(23,277)

Reconciliation of net income (loss) per share, basic
GAAP net loss per share, basic, attributable to PagerDuty, Inc.	$(0.36)	$(0.31)	$(1.18)	$(0.94)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc.	0.40	0.24	1.14	0.66
Non-GAAP net income (loss) per share, basic, attributable to PagerDuty, Inc.	$0.04	$(0.07)	$(0.04)	$(0.28)

Reconciliation of net income (loss) per share, diluted(1)
GAAP net loss per share, diluted, attributable to PagerDuty, Inc.	$(0.36)	$(0.31)	$(1.18)	$(0.94)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc.	0.40	0.24	1.14	0.66
Non-GAAP net income (loss) per share, diluted, attributable to PagerDuty, Inc.	$0.04	$(0.07)	$(0.04)	$(0.28)

Weighted-average shares used in calculating GAAP net loss per share, basic and diluted	89,285	85,092	88,200	83,979

Weighted-average shares used in calculating non-GAAP net income (loss) per share
Basic	89,285	85,092	88,200	83,979
Diluted	100,941	85,092	88,200	83,979
Note: Certain figures may not sum due to rounding.
(1) The company uses the if-converted method to calculate the non-GAAP net income per diluted share attributable to PagerDuty, Inc. related to the convertible notes. Approximately 7.2 million shares related to the convertible notes were therefore included in the non-GAAP diluted share number, while the numerator used to compute this measure was increased by $0.9 million for after-tax interest expense savings related to our convertible notes for the three months ended October 31, 2022.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

Free Cash Flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Net cash (used in) provided by operating activities	$(448)	$2,650	$(592)	$(7,366)
Less:
Purchases of property and equipment	(815)	(85)	(3,755)	(1,376)
Capitalization of internal-use software costs	(988)	(784)	(2,725)	(2,701)
Free cash flow	$(2,251)	$1,781	$(7,072)	$(11,443)
Net cash (used in) provided by investing activities	$(7,220)	$5,092	$(80,272)	$29,151
Net cash used in financing activities	$(7,965)	$(2,529)	$(6,084)	$(1,213)
Free cash flow margin	(2.4)%	2.5%	(2.6)%	(5.6)%